C A P E B A N C O R P

CAPE BANCORP

NASDAQ: CBNJ

Acquisition of Colonial Financial Services, Inc.

September 10, 2014

Forward – Looking Statement Disclaimer

This presentation contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms, or the negative of those terms. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, attendees should not place undue reliance on any forward-looking statements. In addition to risk factors identified by Cape Bancorp, Inc. ("Cape") in its Annual Report on Form 10-K, filed with the SEC on March 11, 2014, the following factors could cause the actual results to materially differ from Cape's expectations: failure to satisfy the conditions to closing for the proposed merger in a timely manner or at all; failure to obtain the necessary approval of the proposed merger by both Colonial Financial Services, Inc.'s ("Colonial") stockholders and Cape stockholders; failure to obtain the necessary regulatory approvals or adverse regulatory conditions issued in connection with such approvals; disruption to the parties' businesses during the pendency of the merger transaction; and difficulties related to the integration of the businesses following the merger. Cape wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Cape wishes to advise readers that the factors listed above could affect Cape's actual results for future periods to materially differ from any opinions or statements expressed with respect to future periods in any current statements. Cape does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required under applicable law.

CAPE BANCORP

Additional Information for Shareholders

In connection with the proposed merger, Cape will file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a joint proxy statement and a Cape prospectus, as well as other relevant documents concerning the proposed transaction.

Shareholders of Cape and Colonial and other investors are urged to carefully read the proxy statement/prospectus to be included in the registration statement on Form S-4, which Cape will file with the SEC in connection with the proposed merger, because it will contain important information about Cape, Colonial, the merger, the persons soliciting proxies with respect to the proposed merger and their interests in the proposed merger and related matters. A free copy of the proxy statement/prospectus, as well as other filings containing information about Cape and Colonial, may be obtained through the website maintained by the SEC at www.sec.gov. You will also be able to obtain these documents, free of charge, from Cape at www.capebanknj.com or from Colonial at www.colonialbankfsb.com.

The respective directors and executive officers of Cape Bancorp, Inc. and Colonial Financial Services, Inc. and other persons may be deemed to be participants in the solicitation of proxies from Colonial and Cape shareholders with respect to the proposed merger. Information regarding the directors and executive officers of Cape is available in its proxy statement filed with the SEC on March 24, 2014. Information regarding directors and executive officers of Colonial is available in its proxy statement filed with the SEC on April 16, 2014. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

CAPE BANCORP

Cape Bancorp, Inc. Company Profile

Market Data as of 9/9/2014	
Shares Outstanding	11,464,899
Market Cap	$115.3 million
Price	$10.06
Dividend Yield	2.4%
Price / 6/30/2014 Tg. Book Value	99.3%
Price / 2015 Est. EPS (Consensus)	15.0x

Experienced Management Team	
Name	Title
Michael D. Devlin	President & CEO
Guy Hackney	EVP & CFO
James F. McGowan Jr.	EVP & Chief Credit Officer
Michelle Pollack	EVP & Chief Lending Officer
Charles L. Pinto	EVP & Chief Marketing Officer

Financial Highlights	
	At or for the Last Twelve Months Ended 6/30/14
Assets	$1.09 billion
Loans, Net*	$776.3 million
Deposits	$813.2 million
Tg. Equity	$117.8 million
TCE / TA	11.02%
Net Income	$6.5 million
ROAA	0.60%
ROAE	4.60%
NPAs / Assets*	1.12%
NIM	3.72%
Cost of Interest-bearing Liabilities	0.59%

* Excludes loans held for sale.

Source: Company reports; SNL Financial.

Overview of Colonial Financial Services, Inc.

Pro Forma Branch Franchise



Cape
Colonial
Newark
New York
Jersey City
Easton
High Bridge
Bethlehem
Levittown
Edison
New Brunswick
Sayreville
East Brunswick
Kutztown
Quakertown
Reading
Pottstown
Ewing
Trenton
Long Branch
Phoenixville
Norristown
Levittown
Point Pleasant Beach
Philadelphia
Drexel Hill
Camden
Toms River
Chester
Wilmington
Glassboro
Newark
Staffordville
Salem
Elkton
Egg Harbor City
Atlantic City
Millville
Smyrna
Ocean City
Kingstown
Dover
Dennisville
Delaware
Harrington
Milford
Lewes
Easton
Seaford
Millsboro
Cambridge

Financial Highlights

	For the Years Ended:			For the Quarters Ended:			
Balance Sheet	**12/31/11**	**12/31/12**	**12/31/13**	**9/30/13**	**12/31/13**	**3/31/14**	**6/30/14**
Total Assets ($000)	603,814	623,596	583,157	598,236	583,157	556,630	550,650
Total Net Loans ($000)	297,570	297,182	276,154	284,387	276,154	272,944	267,655
Total Deposits ($000)	520,703	554,090	522,027	527,312	522,027	492,834	475,576
Tangible Equity ($000)	71,685	68,037	59,163	60,301	59,163	61,622	63,057
Loans / Deposits (%)	58.1	54.4	54.0	55.0	54.0	56.4	57.3
TCE / TA (%)	11.9	10.9	10.1	10.1	10.1	11.1	11.5
Tier 1 Ratio (%)	19.3	19.3	19.2	18.4	19.2	20.0	21.7
Total RBC Ratio (%)	20.0	20.6	20.5	19.6	20.5	21.2	23.0
Profitability							
Net Income ($000)	3,307	(1,749)	(1,825)	(1,948)	606	33	553
ROAA (%)	0.55	(0.28)	(0.30)	(1.27)	0.41	0.02	0.40
ROAE (%)	4.64	(2.46)	(2.87)	(12.44)	3.97	0.22	3.55
Net Interest Margin (%)	3.06	2.83	2.54	2.51	2.60	2.65	2.55
Efficiency Ratio (%)	66.48	71.56	83.42	84.74	86.59	79.98	81.03
Asset Quality (%)							
NPLs / Loans (%)	8.57	9.92	8.28	9.65	8.28	9.19	7.49
NPLs (Excl. TDRs) / Loans (%)	2.03	4.36	4.81	4.99	4.81	5.67	4.62
NPAs / Assets (%)	4.81	5.65	4.56	5.37	4.56	5.19	4.29
NPAs (Excl. TDRs) / Assets (%)	1.53	2.96	2.88	3.11	2.88	3.43	2.87
Per Share Information							
TBV per Share ($)	17.95	17.66	15.35	15.65	15.35	15.96	16.34
Earnings Per Share ($)	0.83	(0.46)	(0.49)	(0.52)	0.16	0.01	0.15

Deposit Market Share Summary by County

County	Branches	Rank	Deposits ($000)	Market Share (%)
Cumberland, NJ	7	2	403,864	14.97%
Gloucester, NJ	2	11	125,508	2.54%

Source: SNL Financial. Branch level deposit data as of 6/30/13.

Deposit Market Share in Primary Markets

- Cape has #2 and #5 market share in Cape May County and Atlantic County
- Colonial has #2 market share in Cumberland County

Cape Bancorp Inc.

Cape May, NJ

2013 Rank	Institution	# of Branches	2013 Deposits ($000)	Market Share (%)
1	Sturdy Savings Bank (NJ)	15	621,052	22.40
2	**Cape Bancorp Inc. (NJ)**	**7**	**367,980**	**13.27**
3	Toronto-Dominion Bank	4	364,658	13.15
4	Crest Savings Bancorp MHC (NJ)	7	300,488	10.84
5	PNC Financial Services Group (PA)	9	287,051	10.35
6	Ocean Shore Holding Co. (NJ)	2	261,857	9.45
7	Sea Isle Financial Corp. MHC (NJ)	3	214,680	7.74
8	Bank of America Corp. (NC)	5	195,579	7.05
9	Wells Fargo & Co. (CA)	1	79,244	2.86
10	Franklin Bank (NJ)	1	27,283	0.98
	Total For Institutions In Market	**57**	**2,772,216**	

Atlantic, NJ

2013 Rank	Institution	# of Branches	2013 Deposits ($000)	Market Share (%)
1	Wells Fargo & Co. (CA)	11	988,296	19.23
2	Toronto-Dominion Bank	8	963,248	18.74
3	Bank of America Corp. (NC)	10	629,808	12.25
4	Ocean Shore Holding Co. (NJ)	9	534,801	10.40
5	**Cape Bancorp Inc. (NJ)**	**8**	**430,187**	**8.37**
6	Sun Bancorp Inc. (NJ)	8	399,076	7.76
7	PNC Financial Services Group (PA)	7	285,759	5.56
8	Susquehanna Bancshares Inc. (PA)	6	250,082	4.87
9	Parke Bancorp Inc. (NJ)	2	247,702	4.82
10	Absecon Bancorp (NJ)	4	142,891	2.78
	Total For Institutions In Market	**82**	**5,140,359**	

Colonial Financial Services, Inc.

Cumberland, NJ

2013 Rank	Institution	# of Branches	2013 Deposits ($000)	Market Share (%)
1	Sun Bancorp Inc. (NJ)	5	603,769	22.37
2	**Colonial Financial Services (NJ)**	**7**	**403,864**	**14.97**
3	Susquehanna Bancshares Inc. (PA)	5	363,368	13.46
4	Toronto-Dominion Bank	5	325,994	12.08
5	Century Bancorp MHC (NJ)	3	195,293	7.24
6	Capital Bank of New Jersey (NJ)	2	190,877	7.07
7	Newfield Bancorp Inc. (NJ)	4	180,366	6.68
8	Bank of America Corp. (NC)	5	175,554	6.51
9	Millville S&L Assn. (NJ)	2	136,542	5.06
10	PNC Financial Services Group (PA)	1	60,417	2.24
	Total For Institutions In Market	**41**	**2,698,687**	

Gloucester, NJ

2013 Rank	Institution	# of Branches	2013 Deposits ($000)	Market Share (%)
1	Toronto-Dominion Bank	11	1,334,744	27.02
2	Fulton Financial Corp. (PA)	13	715,401	14.48
3	Wells Fargo & Co. (CA)	7	504,706	10.22
4	Parke Bancorp Inc. (NJ)	2	304,229	6.16
5	Newfield Bancorp Inc. (NJ)	7	272,365	5.51
6	Investors Bancorp Inc (NJ)	5	272,191	5.51
7	PNC Financial Services Group (PA)	6	210,390	4.26
8	Bank of America Corp. (NC)	5	206,152	4.17
9	Susquehanna Bancshares Inc. (PA)	4	196,620	3.98
10	Columbia Bank MHC (NJ)	3	140,367	2.84
11	**Colonial Financial Services (NJ)**	**2**	**125,508**	**2.54**
	Total For Institutions In Market	**81**	**4,940,262**	

Source: SNL Financial; FDIC. Deposit data as of 6/30/13.

Transaction Highlights

- **Meaningful addition to Cape franchise:**
  - Increases Cape's assets nearly 50% to $1.6 billion and increases core deposits over 70% to $897 million
  - Pro forma franchise with 22 banking centers throughout Southern New Jersey (2 branch closures expected)
    - #2 market share in Cumberland County
    - Scalable presence in Gloucester County
  - Leverages excess capital, yet leaves Cape in a position to pursue other opportunities
  - Provides an additional core funding source to help Cape execute its current strategy of diversifying its market exposure westward and towards Philadelphia:
    - In 2011, Cape opened a market development office in Burlington County, NJ which at 8/31/2014 had $89.6 million of loans outstanding
    - In 2013, Cape opened an additional market development office in Radnor, PA which at 8/31/2014 had $24.2 million of loans outstanding
- **Financially compelling:**
  - +20% accretive to EPS in the first full year with cost savings fully phased in, excluding transaction costs
  - Less than 5% dilutive to TBV @ closing with an earn back of approximately 2.7 years
  - Strong return on investment with an IRR of approximately 18%

Source: SNL Financial.

C A P E B A N C O R P

Transaction Overview

Structure / Consideration	❑ Cape to acquire 100% of Colonial. Colonial Bank, FSB will be merged with and into Cape Bank ❑ 50% cash / 50% stock mix with shareholder election
Purchase Price	❑ Approximately $55.0 million based on Cape's closing price of $10.06 as of 9/9/2014 ❑ 87.3% of tangible book value as of 6/30/2014
Board Representation	❑ Gregory J. Facemyer & Hugh J. McCaffrey to join the Cape and Cape Bank Boards
Other Terms	❑ Cash portion of consideration adjusted downward if Colonial's consolidated net worth at closing is below $63.1 million ❑ Colonial's criticized assets must remain below $30.0 million at closing ❑ Termination fee of $2.2 million (approximately 4.0% of deal value) ❑ Double trigger walk-away if Cape declines more that 20% in the aggregate and relative to the NASDAQ Bank Index
Approvals/ Timing Approvals	❑ Cape & Colonial shareholder approvals ❑ Customary regulatory approvals ❑ Estimated close 1st half of 2015

CAPE BANCORP

Key Transaction Assumptions

Estimated Cost Savings	40% of Colonial's non-interest expense base • 50% phased-in in 2015; 100% thereafter
Estimated One-time Merger Related Cost	Approx. $2.7 million after-tax
Estimated Credit Marks	$18.3 million or 6.7% of gross loans ($13.2 million net of current reserves) $1.0 million mark down on OREO
Other Estimated Fair Market Value Adjustments	$4.1 million mark down on fixed and other assets $1.7 million write-up on deposits (rate) $0.4 million write-down on loans (rate)

C A P E B A N C O R P

Pro Forma Loan Composition

Cape


5.6%
30.4%
54.1%
2.5%
7.3%

Colonial


9.7%
26.0%
4.7%
3.6%
56.0%

Pro Forma


6.6%
37.0%
46.9%
2.8%
6.6%

Commercial Real Estate · Commercial Term & Other · Construction · Residential Mortgage · HELOC & Other Consumer

Loans ($000)			
Commercial Real Estate	$	425,536	54.1%
Commercial Term & Other		57,647	7.3%
Construction		19,993	2.5%
Residential Mortgage		239,263	30.4%
HELOC & Other Consumer		43,941	5.6%
Gross Loans		**786,380**	**100.0%**
Allowance for loan losses		(9,730)	
Deferred Loan Fees		(365)	
Loans, net		**776,285**	

MRQ Yield on Loans: 4.74%

Loans ($000)			
Commercial Real Estate	$	71,048	26.0%
Commercial Term & Other		12,797	4.7%
Construction		9,961	3.6%
Residential Mortgage		153,203	56.0%
HELOC & Other Consumer		26,406	9.7%
Gross Loans		**273,415**	**100.0%**
Allowance for loan losses		(5,064)	
Deferred Loan Fees		(696)	
Loans, net		**267,655**	

MRQ Yield on Loans: 4.48%

Loans ($000)			
Commercial Real Estate	$	496,584	46.9%
Commercial Term & Other		70,444	6.6%
Construction		29,954	2.8%
Residential Mortgage		392,466	37.0%
HELOC & Other Consumer		70,347	6.6%
Gross Loans		**1,059,795**	**100.0%**
Allowance for loan losses		(14,794)	
Deferred Loan Fees		(1,061)	
Loans, net		**1,043,940**	

MRQ Yield on Loans: 4.67%

Source: SNL Financial. Based on GAAP financials as of 6/30/14.
Note: Pro forma composition excludes purchase accounting adjustments. Percentages may not sum to 100% due to rounding.

Pro Forma Deposit Composition


Cape
35.5%
10.8%
53.7%
Colonial
21.7%
10.6%
67.7%
Pro Forma
30.4%
10.7%
58.9%
Noninterest-bearing Deposits
IB Demand, Savings & MMDA
Time Deposits

Deposits ($000)			
Noninterest-bearing Deposits	$	87,604	10.8%
IB Demand, Savings & MMDA		436,950	53.7%
Time Deposits		288,694	35.5%
Total	$	813,248	100.0%

Deposits ($000)			
Noninterest-bearing Deposits	$	50,312	10.6%
IB Demand, Savings & MMDA		321,902	67.7%
Time Deposits		103,362	21.7%
Total	$	475,576	100.0%

Deposits ($000)			
Noninterest-bearing Deposits	$	137,916	10.7%
IB Demand, Savings & MMDA		758,852	58.9%
Time Deposits		392,056	30.4%
Total	$	1,288,824	100.0%

MRQ Cost of Deposits: 0.33%

MRQ Cost of Deposits: 0.55%

MRQ Cost of Deposits: 0.41%

Source: SNL Financial. Based on GAAP financials as of 6/30/14.
Note: Pro forma composition excludes purchase accounting adjustments.

C A P E B A N C O R P

Credit Due Diligence

- Comprehensive credit review of Colonial's loan and OREO portfolios
  - $103MM million (or approx. 92%) of outstanding commercial loan balances were reviewed
  - $78MM (or approx. 46%) of outstanding residential and consumer loan balances were reviewed
  - 100% of OREO balances were reviewed
- Review team experienced in reviewing credits in the local markets
- Third party loan review team used to evaluate residential assets

C A P E B A N C O R P

Summary

- Pro Forma total assets of $1.6 billion
- Projected IRR of approximately 18%
- +20% accretive to EPS on a fully phased in basis
- Dilution to tangible book value recaptured approximately 2.7 years
- Marked-to-market balance sheet with seasoned workout specialists
- Leverages excess capital while still maintaining adequate levels